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                                                                   EXHIBIT 10.73


                             FIFTH AMENDMENT TO THE
                                MIRANT SERVICES
                             EMPLOYEE SAVINGS PLAN

         WHEREAS, Mirant Services, LLC (the "Company") heretofore adopted the Mirant Services Employee Savings Plan (the "Plan"), effective December 19, 2000, and subsequently amended and restated effective as of April 2, 2001;

         WHEREAS, the Company desires to amend the Plan regarding the employee contribution limitation; and

         WHEREAS, the Americas Benefits Committee (the "Committee") is authorized pursuant to Section 15.1 of the Plan to amend the Plan at any time, provided such amendment does not involve a substantial increase in cost to the Company.

         NOW, THEREFORE, the Committee hereby amends the Plan as follows, to be effective as of June 1, 2002:

                                       I.

         SECTION 4.1 OF THE PLAN SHALL BE DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING NEW SECTION 4.1:

         4.1 Elective Employer Contributions. An Eligible Employee who meets the participation requirements of Article III may elect in accordance with the procedures established by the Committee to have his Compensation reduced by a whole percentage of his Compensation, which percentage shall not be less than one percent (1%) nor more than thirty percent (30%) of his Compensation, such Elective Employer Contribution to be contributed to his Account under the Plan.

                                      II.

         SECTION 4.6 OF THE PLAN SHALL BE DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING NEW SECTION 4.6:

         4.6 Voluntary Participant Contributions. An Eligible Employee who meets the participation requirements of Article III may elect in accordance with the procedures established by the Committee to contribute to his Account a Voluntary Participant Contribution consisting of any whole percentage of his Compensation, which percentage is not less than one percent (1%) nor more than thirty percent (30%) of his Compensation. The maximum Voluntary Participant Contribution shall be reduced by the percent, if any, which is contributed as an Elective Employer Contribution on behalf of such Participant under Section 4.1.

                                      III.

         SECTION 6.2 OF THE PLAN SHALL BE DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING NEW SECTION 6.2:

         6.2 Correction of Contributions in Excess of Section 415 Limits. If the Annual Additions for a Participant exceed the limits of Section 6.1 as a result of the allocation of forfeitures, if any, a reasonable error in estimating a Participant's annual compensation for purposes of the Plan, a reasonable error in determining the amount of elective deferrals (within the meaning of Section


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402(g)(3) of the Code) that may be made with respect to any individual, or under other limited facts and circumstances that the Commissioner of the Treasury finds justify the availability of the rules set forth in this Section 6.2, the excess amounts shall not be deemed Annual Additions if they are treated in accordance with any one or more or any combination of the following:

         (a) return to the Participant that portion, or all, of his Voluntary Participant Contributions (as adjusted for income and loss) as is necessary to ensure compliance with Section 6.1;

         (b) distribute to the Participant that portion, or all, of his Elective Employer Contributions (as adjusted for income and loss) as is necessary to ensure compliance with Section 6.1;

         (c) forfeiture of that portion, or all, of the Employer Matching Contributions (as adjusted for income and loss) as is necessary to ensure compliance with Section 6.1; and

         (d) forfeiture of that portion, or all, of the Fixed Profit Sharing Contributions and Discretionary Profit Sharing Contributions that were allocated to the Participant's Account (as adjusted for income and loss) as is necessary to ensure compliance with Section 6.1.

         Any amounts distributed or returned to the Participant under (a) or
(b) above shall be disregarded for purposes of the Actual Deferral Percentage Test and for purposes of the Actual Contribution Percentage Test.

         Any amounts forfeited under this Section 6.2 shall be held in a suspense account (separate from the Suspense Account established under Section 10.3) and shall be applied, subject to Section 6.1, to reduce the next ensuing Employing Company contribution. Such application shall be made prior to any Employing Company contributions that would constitute Annual Additions. No income or investment gains and losses shall be allocated to the suspense account provided for under this Section 6.2. If any amount remains in a suspense account provided for under this Section 6.2 upon termination of this Plan, such amount will revert to the Employing Companies notwithstanding any other provision of this Plan.

                                      IV.

         EXCEPT AS AMENDED HEREIN BY THIS FIFTH AMENDMENT, THE PLAN SHALL REMAIN IN FULL FORCE AND EFFECT AS AMENDED AND RESTATED BY THE COMPANY PRIOR TO THE ADOPTION OF THIS FIFTH AMENDMENT.

         IN WITNESS WHEREOF, the Committee, through a duly authorized officer of the Company, has adopted this Fifth Amendment to the Plan this 22nd day of May, 2002 to be effective as provided herein.


                                      MIRANT SERVICES, LLC



                                     By: Dianne W. Davenport
                                        -----------------------------------
                                     Title: Vice President
                                           --------------------------------


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